Exhibit 10.6

COMPANY SUPPORT AGREEMENT

THIS COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of November 24, 2025, is made by and among XCF Global, Inc., a Delaware corporation (the “Company”) and Focus Impact BHAC Sponsor, LLC, a Delaware limited liability company (“Focus Impact” or the “Core Company Securityholder”).

WITNESSETH:

WHEREAS, Focus Impact beneficially owns 3,306,944 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, in connection with the Company’s registration statement on Form S-1 for registration of such shares beneficially owned by Focus Impact (the “Registration Statement”) and as an inducement to the Company to proceed with the filing and effectiveness of the Registration Statement, the Company has requested that Focus Impact enter into this Agreement and Focus Impact has agreed to do so;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.01. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Core Company Securityholder Related Parties” means the Core Company Securityholder and its Affiliates.

“Covered Shares” means, with respect to a Core Company Securityholder, 3,306,944 shares of Class A Common Stock of the Company of the Core Company Securityholder’s Existing Shares.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” means, with respect to a Core Company Securityholder, the shares of the Company’s common stock, $0.001 par value per share. The Core Company Securityholders’ Existing Shares are set forth on Schedule 1 of this Agreement.

“Expiration Time” means the earlier to occur of (a) the date the Company waives this Agreement and (b) six months from the date in which the Registration Statement becomes effective under the Securities Act of 1933, as amended.

“Transfer” means, directly or indirectly, to sell, transfer, gift, assign, pledge, Encumber, hypothecate, hedge or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, gift, assignment, pledge, Encumbrance, hypothecation, hedge or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

The Core Company Securityholder hereby represents and warrants to the Company as follows:

Section 2.01. Authorization; Validity of Agreement. The Core Company Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Core Company Securityholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Core Company Securityholder and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a legal, valid and binding obligation of such Core Company Securityholder, enforceable against such Core Company Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 2.02. Ownership. Except as otherwise set forth on Schedule 1, (a) such Core Company Securityholder’s Existing Shares, are, and all of the Covered Shares Beneficially Owned by such Core Company Securityholder from the date hereof will be, Beneficially Owned by such Core Company Securityholder, and (b) such Core Company Securityholder has good and valid title to such Core Company Securityholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, or under applicable federal or state securities laws. Such Core Company Securityholder does not have any entitlement to any shares or equity in the Company, other than the Existing Shares set forth on Schedule 1.

Section 2.03. No Violation. The execution and delivery of this Agreement by such Core Company Securityholder does not, and the performance by such Core Company Securityholder of its obligations under this Agreement will not, (a) conflict with or violate any applicable Law or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws, limited liability company operating agreement or other equivalent organizational documents of such Core Company Securityholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Core Company Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Core Company Securityholder is a party or by which such Core Company Securityholder or any of its properties or assets may be bound, except in each case as would not impair the ability of such Core Company Securityholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 2.04. Consents and Approvals. The execution and delivery of this Agreement by such Core Company Securityholder does not, and the performance by such Core Company Securityholder of its obligations under this Agreement and the consummation by such Core Company Securityholder of the transactions contemplated hereby will not, require such Core Company Securityholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

Section 2.05. Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Core Company Securityholder, threatened against or affecting such Core Company Securityholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Core Company Securityholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 2.06. Reliance by the Company. Such Core Company Securityholder understands and acknowledges that the Company will rely and is entitled to rely on the representations and warranties of such Core Company Securityholder contained herein.

Section 2.07. Adequate Information. Such Core Company Securityholder is a sophisticated holder with respect to the Covered Shares and has adequate information concerning the Agreement to make an informed decision regarding the matters referred to herein and has independently, based on such information as such Core Company Securityholder has deemed appropriate, made such Core Company Securityholder’s own analysis and decision to enter into this Agreement.

ARTICLE 3

OTHER COVENANTS

Section 3.01. Prohibition on Transfers; Other Actions.

(a) The Core Company Securityholder agrees that, from the date hereof until the Company Expiration Time, such Core Company Securityholder shall not (i) Transfer or permit the Transfer of such Core Company Securityholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, such Core Company Securityholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would restrict or otherwise adversely affect such Core Company Securityholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Until the Expiration Time such Core Company Securityholder (A) shall not request that the Company register the transfer (book-entry or otherwise) of any of such Core Company Securityholder’s Covered Shares or any certificate in respect thereof and (B) hereby consents to the entry of stop transfer instructions by the Company with respect to any transfer of such Core Company Securityholder’s Covered Shares.

Section 3.02. Dividends, Distributions, Etc. In the event of any change in the shares of the Company, as the case may be, by reason of any reclassification, recapitalization, reorganization, share split (including a reverse share split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Termination. This Agreement shall remain in effect until the Expiration Time, at which time this Agreement shall terminate in its entirety and be of no further force or effect. Neither the provisions of this Section 4.01 nor the termination of this Agreement shall (a) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration and (b) relieve any party hereto from any liability to any other party arising out of or in connection with any breach of this Agreement prior to such termination or expiration or fraud.

Section 4.02. No Ownership Interest. The Core Company Securityholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to each Core Company Securityholder’s Covered Shares shall remain vested in and belong to such Core Company Securityholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares.

Section 4.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing, by facsimile transmission with confirmation of receipt, by email transmission with confirmation of receipt or by recognized overnight or international courier service, as follows:

if to Company:

XCF Global, Inc.

2500 CityWest Blvd

Suite 150-138

Houston, TX 77042

Attention: Christopher Cooper

Email: c.cooper@xcf.global

with a copy to (which shall not constitute notice):

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

Attention: Thomas Hanley

Email: thanley@stradley.com

and if to the Core Company Securityholder, to the address set forth on Schedule 1, or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 4.04. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 4.05. Counterparts. This Agreement may be executed in counterparts (which may be delivered by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 4.06. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof. Except for the representations and warranties expressly contained in Article 2, the Core Company Securityholder makes no express or implied representation or warranty with respect to such Core Company Securityholder or the Covered Shares, or otherwise.

Section 4.07. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

(b) The parties hereto each irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of Delaware), for the purposes of any proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such party hereto is not personally subject to the jurisdiction of the courts as described in this Section 4.07(b) for any reason, (B) that such party hereto or such party hereto’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the proceeding, claim, demand, action or cause of action in any such court is brought against such party hereto in an inconvenient forum, (y) the venue of such proceeding, claim, demand, action or cause of action against such party hereto is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party hereto in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 4.03 shall be effective service of process for any such proceeding, claim, demand, action or cause of action.

(c) THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.07(c).

Section 4.08. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 4.09. Remedies. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached and that it is accordingly agreed that, prior to termination of this Agreement, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 4.10. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not be affected thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, this Agreement will be reformed, construed and enforced in such jurisdiction so as to effect the original intent of the parties hereto as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.11. Successors and Assigns; Third Party Beneficiaries. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective heirs, executors, personal legal representatives, successors and permitted assigns.

Section 4.12. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.13. Non-Recourse. Notwithstanding anything to the contrary herein or in any other documents delivered pursuant hereto, (a) this Agreement may be enforced only against, and any claim based upon, arising out of or related to a breach of this Agreement by the Core Company Securityholder may be made only against, the Core Company Securityholder, and (b) none of the Core Company Securityholder Related Parties shall have any liability for any liabilities of the parties hereto for any such claims (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith.

Section 4.14. Acknowledgment of Counsel. The Core Company Securityholder hereby (a) acknowledges that (i) Stradley Ronon Stevens & Young, LLP represents and serves as counsel for only the Company and not the Core Company Securityholder with respect to this Agreement or any other agreement or matter and (ii) the Core Company Securityholder has either sought the advice of its own counsel or has had the opportunity to seek its own counsel and has chosen not to do so, and (b) gives its informed consent to Stradley Ronon Stevens & Young, LLP’s representation of the Company in connection with this Agreement, and the transactions contemplated hereby or thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

XCF GLOBAL, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Chief Executive Officer

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

CORE COMPANY SECURITYHOLDER:

FOCUS IMPACT BHAC SPONSOR, LLC

By:	/s/ Wray Thorn
Name:	Wray Thorn
Title:	Authorized Signatory

[Signature Page to Company Support Agreement]

Schedule 1

Name of Core Company Securityholder	Existing Shares (Shares of Company Class A Common Stock)	Covered Shares (Shares of Company Class A Common Stock)	Address for Notice
Focus Impact BHAC Sponsor, LLC	3,306,944	3,306,944	250 Park Ave, STE 911 New York, NY 10177-0902